Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-112502) of Assurant, Inc. of our report dated June 28, 2018 relating to the financial statements and supplemental schedule of Assurant 401(k) Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
New York, NY
June 28, 2018